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                                                                    EXHIBIT 23.3

                             [PC WORLD LETTERHEAD]

                                                                January 26, 1998

CONSENT OF PC WORLD COMMUNICATIONS, INC.

  PC World Communications, Inc. hereby consents to the reference to it in the Prospectus of PC Connection, Inc. on the inside cover, and at pages 3, 26, 28 and 29.

                                          PC World

                                          /s/Sandy Wong
                                          Sandy Wong
                                          Senior Marketing Manager
                                          PC World